                                                                   Exhibit 10.23


      AGREEMENT made as of the first day of January, 1992, by and between HARVE BENARD LTD., a New York corporation with offices at 205 West 39th Street, New York, New York 10018 (hereinafter referred to as "Licensor"), and CHANUK INC., d/b/a/ DIPLOMAT OPTICAL a Pennsylvania corporation with offices at 4211 Van Kirk Street, Philadelphia, PA 19135 (hereinafter referred to as "Licensee").

                                   WITNESSETH:

      In consideration of the mutual covenants hereinafter set forth, Licensor and Licensee do hereby respectively grant, covenant and agree as follows:

      1. Grant of License

            1.1 (a) Licensor hereby grants to Licensee, during the term of this Agreement, an exclusive license only throughout the United States of America possessions and territories of the United States of America and Canada (hereinafter referred to as the "Territory") to use the mark "HARVE BENARD" (hereinafter referred to as the "Licensed Mark") in connection with the manufacture, distribution and sale solely of [Men's and Women's sunglasses and ophthalmic spectacle frames] (hereinafter referred to as "Products"). The items within the definition of "Products" which are manufactured, distributed and sold by Licensee under and pursuant to this Agreement shall be referred to collectively herein as "Articles."

            1.2 All Articles shall bear the Licensed Mark except as hereinafter provided and no Articles (i.e., Products bearing the Licensed Mark) shall be sold or otherwise distributed by Licensee under any mark other than the Licensed Mark. Licensor reserves all rights to the Licensed Mark except as specifically granted herein to Licensee and Licensor may exercise such rights at any time.

            1.3 Licensee acknowledges that the rights granted to it hereunder do not include the right to operate a boutique under the Licensed Mark or any variation or simulation thereof or otherwise to sell Articles at retail.

            1.4 Licensee shall use its best efforts to exploit the rights herein granted throughout the Territory and to sell the maximum quantity of Articles therein consistent with the high standards and prestige represented by the Licensed Mark.

            1.5 Licensee shall not export Articles from the Territory or sell Articles to any entity which it knows or has reason to believe intends to export Articles from the Territory.

            1.6 Licensor and Licensee agree that the articles sold to Licensor for sale in Licensor's Harve' Benard outlet stores, shall be invoiced at the most favorable price which has been invoiced by licensee to customers described herein, or at a more favorable price.

            1.7 Licensor agrees that Licensee may sell Articles to full line department stores such as, but not limited to Macy's, Nordstroms, May Company, Bullocks, Bloomingdales, Saks Fifth Avenue, J.C. Penney, Sears and Dayton Hudson; off-price retailer


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such as, but not limited to, Filene's, Marshalls, T.J. Maxx, Mandee and Annie
Sez; catalogue sales companies such as, but not limited to, Sears, Spiegel, Montogomery Ward, and Avon; and warehouse clubs such as BJ Wholesale Club, and Price Club; first quality boutiques; and to Licensor's owned and operated Harve' Benard outlet stores. Sales to outlets with budget quality merchandise such as flea markets, supermarkets and discount department stores are not contemplated by this agreement.

      2. Term

            2.1 The initial term of this agreement shall be approximately three
(3) years and ten (10) months commencing as of March 1st, 1992 and continuing through December 31, 1995. Thereafter, Licensee shall have the right to renew this Agreement for one (1) additional term of three (3) years commencing on January 1, 1996 and continuing through December 31, 1998, provided that (a) Licensee notifies Licensor of its desire to renew this Agreement no later than April 1, 1995 (b) Licensee is in compliance with all of the terms and conditions of this Agreement both at the time the option is exercised and on the last day of the initial term, and (c) "Net Sales" (as hereinafter defined) for the last "Annual Period" (as hereinafter defined) of the initial term are not less than
$         . The period commencing on the date hereof and continuing through
December 31, 1993 and each twelve (12) month period commencing on each January 1st thereafter during the term of this Agreement shall constitute and shall be referred to herein as an "Annual Period."


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            2.2 If Licensee otherwise effectively renews this Agreement but Net
Sales during the last Annual Period of the initial term are less than
$        . unless Licensor waives the shortfall the renewal shall be ineffective and this Agreement forthwith shall terminate. If, however, at the time it is determined that there was such a shortfall, Licensee has commenced the development of the 1996 collection, termination shall be effective upon the completion of the 1996 collection (unless otherwise sooner terminated in accordance herewith), but in no event later than December 31, 1996.

            2.3 Notwithstanding the provisions of paragraph 2.1 above, Licensor may terminate this Agreement within thirty (30) days after its receipt of any of the annual statements to be delivered to Licensor pursuant to paragraph 10.2 below in the event that "Net Sales" (as hereinafter defined) for the Annual Period covered by any such annual statement are less than the amount necessary to generate the "Guaranteed Minimum Royalty" (as hereinafter provided) for such Annual Period. Any such termination shall be effective as of the end of the collection then in process.

            2.4 Licensee has at its option to make up any shortfall in the guaranteed minimum royalty payable within 30 days after receipt of any of the annual statements to be delivered to licensor pursuant to paragraph 10.2 below, at which time the licensor forfeits its option for termination of this agreement for said annual period.


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      3. Design Services

            3.1 Intentionally Omitted


            3.2 From time to time during each Annual Period, Licensor may prepare and deliver to Licensee sketches and ideas for Articles. During each Annual Period, Licensee shall submit to Licensor materials, designs, sketches, colors, tags, labels and packaging from which Licensor may select those, if any, which Licensor approves for use in connection with Articles. In its sole discretion, Licensor shall approve or disapprove the materials, designs, sketches, colors, tags, labels and packaging submitted as aforesaid and shall discuss with Licensee any modifications or alterations thereof. Any such approval by Licensor shall be given in writing prior to use of such materials, designs, sketches, colors, tags, labels or packaging by Licensee.

            3.3 All sketches and other material provided or approved by Licensor shall be used by Licensee solely in connection with the manufacture, distribution and sale of Articles in the Territory and pursuant to this Agreement. If Licensee chooses not to use such sketches and other material, Licensee shall deliver them to Licensor, at Licensee's expense, and may not use them or permit their use thereafter. Whether or not Licensee chooses to use any such sketches and other material, Licensor; may use and permit others to use them in any manner it desires, provided that such use does not conflict with any rights granted to Licensee hereunder.


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            3.4 Licensee shall be responsible for making all samples as well as for the production of Articles; and Licensee shall bear all costs in connection therewith.

      4. Confidentiality

            4.1 Licensee acknowledges that all information relating to the business and operations of Licensor which it learns or has learned during or prior to the term of this Agreement, all special design concepts which Licensor provides to it and all sketches and designs received by it from Licensor are valuable property of Licensor. Licensee acknowledges the need to preserve the confidentiality and secrecy of such information, concepts, sketches and designs and agrees that, both during the term of this Agreement and after the termination hereof, it shall not use or disclose same, except as provided below, and it shall take all necessary steps to ensure that use by it or by its contractors and suppliers (which use shall be solely as necessary for, and in connection with, the manufacture, distribution, sale, advertising or promotion of Articles) shall preserve in all respects such confidentiality and secrecy. Licensee hereby indemnifies Licensor against any damage of any kind which may be suffered by Licensor as a result of any willful breach by Licensee or its said contractors or suppliers of the provisions of this paragraph. The provisions of this paragraph and Licensee's obligations hereunder shall survive the expiration or termination of this Agreement.


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      5. Manufacture of Articles; Quality Control

            5.1 The contents and workmanship of Articles shall be at all times of the highest quality and Articles shall be distributed and sold with packaging and sales promotion materials appropriate for highest quality Products.

            5.2 The styles, designs, packaging, contents, workmanship and quality of all Articles must be approved by Licensor in writing prior to the distribution or sale thereof. Licensor has the right to take all actions which it deems necessary to ensure that Articles manufactured or sold hereunder are consistent with the reputation and prestige of the Licensed Mark as a designation for highest quality products.

            5.3 Before selling or distributing any Article, Licensee shall deliver to Licensor for its approval, free of charge, one (1) sample of each such Article together with the tags, labels and packaging to be used in connection therewith. In addition, upon Licensor's request, Licensee shall submit to Licensor then current production samples or each Article produced hereunder so that Licensor may assure itself of the maintenance of the quality standards set forth herein. All Articles to be sold hereunder shall be at least equal in quality to the samples approved by Licensor. Licensor and its duly authorized representatives shall have the right, upon reasonable advance notice and during normal business hours, to examine Articles in the process of being manufactured and to inspect all facilities utilized by Licensee in connection therewith.


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            5.4 All Articles shall be manufactured, sold, labeled, packaged, distributed and advertised in accordance with all a applicable laws and regulations. Licensee shall use and display the Licensed mark only in such form and manner as are specifically approved in writing by Licensor. Licensee shall cause to appear on all Articles produced hereunder, and on their tags, packaging and the like, and on all advertising, promotional and publicity material used in connection therewith, including, without limitation, point-of-sale displays and similar materials, and on any printed matter of any kind on which the Licensed Mark appears, including but not limited to business cards, invoices, order forms and stationary, such legends, markings and notices as Licensor may request. Before using or releasing any such material, Licensee shall submit to Licensor, for its approval, proposed advertising, promotional and publicity copy, finished artwork for tags, labels packaging and the like and all printed matter of any kind on which the Licensed Mark appears. Same shall not be used or released prior to Licensee's receipt of such approval.

            5.5 After any sample, copy, artwork or other material has been approved, Licensee shall not depart therefrom in any respect without the prior written approval of Licensor. If Licensor should disapprove any sample Article or any sample tag, label, packaging or the like, or any advertising, promotional or publicity material, Licensee shall neither use nor permit the same to be used in any manner.


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            5.6 INTENTIONALLY OMITTED

      6. Approvals

            6.1 It is specifically understood and agreed that Licensor's approval pursuant to Sections 3 and 5 of this Agreement will not be unreasonably withheld.

            6.2 Notwithstanding anything to the contrary herein, Licensor's approval of any Articles for inclusion in, or of materials of any kind for use in connection with the manufacture, distribution, sale, advertising and/or promotion of, any particular collection of Articles only shall constitute approval for inclusion or for such use in connection with such collection and shall not be deemed to constitute approval of such Articles or of any such materials with respect to any other collection of Articles.

      7. Advertising; Showroom

            7.1 Licensee shall exercise its best efforts to promote and advertise Articles in the various appropriate media throughout the Territory as may be approved by Licensor.

            7.2 INTENTIONALLY OMITTED

      8. Guaranteed Minimum Royalty

            8.1 (a) In consideration of both the license granted and the design services to be performed by Licensor hereunder, Licensee shall pay to Licensor a Guaranteed Minimum Royalty for each Annual Period as follows:

                                                    Guaranteed Minimum
            Annual Period                                 Royalty
            -------------                                 -------

                First                                  $
                Second                                 $
                Third                                  $


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                  (b) If this Agreement is effectively renewed, the Guaranteed
Minimum Royalty for each Annual Period during the renewal term shall be equal to
                   percent (   %) of the Guaranteed Minimum Royalty payable for
the preceding Annual Period.

            8.2 The Guaranteed Minimum Royalty payable for each Annual Period shall be paid to Licensor in four (4) equal quarter-annual installments on the first day of each January, April, July and October during each such Annual Period, except that, for the first Annual Period, the Guaranteed Minimum Royalty
shall be paid as follows: $         simultaneously with the execution hereof;
and $         on each of June 1, 1992, December 1, 1992 and June 1, 1993.

            8.3 The Guaranteed Minimum Royalty for each Annual Period shall be credited against the Sales Royalty for only the same Annual Period as provided in Section 9 below.

      9. Sales Royalty

            9.1 In consideration of both the license granted and the design services to be performed by Licensor hereunder, Licensee shall pay to Licensor a
Sales Royalty equal to     percent ( %) of "Net Sales."

            9.2 For purposed hereof, "Net Sales" shall be deemed to mean the invoiced and/or shipped amount of Articles (and Products to which the Licensed Mark is not affixed and Articles from which the Licensed Mark has been removed in accordance with the provisions of paragraph 12.2 below) sold


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by Licensee or any of its affiliates, less customary trade discounts actually earned and taken by customers (but not other discounts for prompt payment, such as "anticipation" discounts) and returns for damaged or defective merchandise for exchange only. No deduction shall be made for other discounts, uncollectible accounts or costs incurred by Licensee. Sales of Articles made other than in arm's length transactions shall be deemed to have been made at the regular wholesale price thereof.

            9.3 The Sales Royalty hereunder shall be accounted for and paid quarterly within thirty (30) days after the close of each three (3) month period during the term of this Agreement (or portion thereof in the event of prior termination for any reason), except that the first such accounting and payment shall be for the period commencing on the date hereof and ending on December 31, 1993. The Sales Royalty payable for each accounting and payment period during each Annual Period shall be computed on the basis of Net Sales during such Annual Period, with a credit for any Guaranteed Minimum Royalty and Sales Royalty payments therefore made to Licensor for said Annual Period. Returns shall be accounted for (i.e., deductions for returns shall be made) in the accounting and payment period in which the return is received (as opposed to the period in which the original sale was accounted for).

            9.4 No payment of Sales Royalty for any Annual Period in excess of payments of Guaranteed Minimum Royalty for the same Annual Period shall be credited against the Guaranteed Minimum Royalty due to Licensor for any other Annual Period.


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            9.5 Net Sales shall not include sales to the Harve' Benard retail stores controlled and operated by Licensor.

      10. Sales Statement

            10.1 Licensee shall deliver to Licensor at the time each Sales Royalty payment is due, a statement signed by a duly authorized officer of Licensee and certified by him as accurate indicating, sales by product category, shipped during the period covered by such sales Royalty payment, the amount of discounts and credits from gross sales which may be deducted therefrom and a computation of the amount of Sales Royalty payable hereunder for said period. Such statement shall be furnished to Licensor whether or not any Articles have been sold during the period for which such statement is due.

            10.2 Licensee shall deliver to Licensor, not later than forty-five
(45) days after the close of each Annual Period (or portion thereof in the event of prior termination for any reason), a statement signed and certified by a duly authorized officer of licensee and certified by him a accurate relating to said entire Annual Period, setting forth the same information required to be submitted by Licensee in accordance with paragraph 10.1 above and also setting forth, with respect to the advertising and promotion of Articles, the total amount expended by Licensee therefor during such Annual Period, including and stating separately those amounts paid for cooperative, trade and national consumer media advertisements


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      11. Books and Records; Audits

            11.1 Licensee shall prepare and maintain, in such manner as will allow its accountants to audit same in accordance with generally accepted accounting principles, complete and accurate books of account and records (specifically including without limitation the originals or copies of documents supporting entries in the books of account) covering all transactions arising out of or relating to this Agreement. Licensor and its duly authorized representatives have the right, during regular business hours and after 48 hours prior notice for the duration of this Agreement and for three (3) years thereafter, to audit said books of account and records and examine all other documents and material in the possession or under the control of Licensee with respect to the subject matter and the terms of this Agreement, including, without limitation, invoices credits and shipping documents. All such books of account, records and documents shall be kept available by Licensee for at least three (3) years after the end of the Annual Period to which they relate.

            11.2 If, as a result of any audit of Licensee's books and records, it is shown that Licensee's payments were less than amount which should have been paid, all payments required to be made to eliminate any discrepancy revealed by said audit shall be made promptly upon Licensor's demand therefor,
and, if the discrepancy is in an amount equal to     percent ( %) or more of
amount actually paid with respect to sales occurring during the period in question, Licensee promptly shall reimburse Licensor for the cost of such audit.


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      12. The Licensed Mark

            12.1 Licensee shall not use the Licensed Mark, in whole or in part, as a corporate name or trade name. Licensee shall not join any name or names with the Licensed Mark so as to form a new mark. Licensee shall not use any name or names in connection with the Licensed Mark in any advertising, publicity, labeling, packaging or printed matter of any kind utilized by Licensee in connection with Articles, unless and until Licensor consents thereto in writing.

            12.2 Licensee acknowledges that Licensor is the owner of all right, title and interest in and to the Licensed Mark in the Territory in any form or embodiment thereof and is also the owner of the goodwill attached or which shall become attached to the Licensed Mark in connection with the business and goods in relation to which the same has been, is or shall be used. Sales by Licensee shall be deemed to have been made by Licensor for purposes of trademark registration and all uses of the Licensed Mark by Licensee shall inure to the benefit of Licensor. Licensee shall not, at any time, do or suffer to be done any act or thing which may in any way adversely affect any rights of Licensor in and to the Licensed Mark or any registrations thereof or which, directly or indirectly, may reduce the value of the Licensed Mark or detract from its reputation. Licensee shall not affix the Licensed Mark to any Product if it is to be sold as a "second" or as an "irregular" and shall remove the Licensed Mark from any Article to be sold as a "second" or as an "irregular."


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            12.3 At Licensor's request, Licensee shall execute any documents reasonably required by Licensor to confirm Licensor's ownership of all rights in and to the Licensed Mark in the Territory and the respective rights of Licensor and Licensee pursuant to this Agreement. Licensee shall cooperate with Licensor in connection with the filing and prosecution by Licensor of applications in Licensor's name to register the Licensed Mark for Products in the Territory and the maintenance and renewal of such registrations as may issue.

            12.4 Licensee shall use the Licensed Mark in the Territory strictly in compliance with the legal requirements obtaining therein and shall use such markings in connection therewith as may be required by applicable legal provisions. Licensee shall cause to appear on all Articles and on all materials on or in connection with which the Licensed Mark is used, such legends, markings and notices as may be reasonable necessary in order to give appropriate notice of any trademark, trade name or other rights therein or pertaining thereto.

            12.5 Licensee never shall challenge Licensor's ownership of or the validity of the Licensed Mark or any application for registration thereof, or any trademark registration thereof, or any rights of Licensor therein.

            12.6 In the event that Licensee learns of any infringement or imitation of the Licensed Mark or of any use by any person of a trademark similar to the Licensed Mark, it promptly shall notify Licensor thereof. Licensor thereupon shall take such


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action as it deems advisable for the protection of its rights in and to the
Licensed Mark and, if requested to do so by Licensor, Licensee shall cooperate with Licensor in all respects at Licensor's sole expense, including without limitation by being a plaintiff or co-plaintiff and by causing its officers to execute pleading and other necessary documents. In no event, however, shall Licensor be required to take any action if it deems it inadvisable to do so and Licensee shall have no right to take any action with respect to the Licensed Mark without Licensor's prior written approval.

      13. Copyright

            l3.1 any copyright which may be created in any sketch, design, packaging, label, tag or the like designed or approved by Licensor shall be the property of Licensor. Licensee shall not, at any time, do or suffer to be done any act or thing which may adversely affect any rights of Licensor in such sketches, designs, packaging, labels, tags and the like, including, without limitation, filing any application in its name to record any claims to copyrights in Articles, and shall do all things reasonably required by Licensor to preserve and protect said rights, including, without limitation, placing the copyright notice specified by the Universal Copyright Convention on all Articles and the packaging, labels and tags therefor.

      14. Indemnity; Insurance

            14.1 Licensee hereby saves and holds Licensor harmless of and from and indemnifies it against any and all losses,


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liability, damages and expenses (including reasonable attorneys' fees and expenses) which Licensor may incur or be obligated to pay, or for which it may become liable or be compelled to pay in any action, claim or proceeding against it, for or by reason of any acts, whether of omission or commission, that may be committed or suffered by Licensee or any of its servants, agents or employees in connection with Licensee's performance of this Agreement. The provisions of this paragraph and Licensee's obligations hereunder shall survive the expiration or termination of this Agreement.

            14.2 Licensee shall procure and maintain at its own expense in full force and effect at all times during which Articles are being sold, with a responsible insurance carrier acceptable to Licensor, a public liability insurance policy including products liability coverage with respect to Articles, as well as contractual liability coverage with respect to this Agreement, with a
limit of liability of not less than          . Such insurance policy shall be
written for the benefit of Licensee and Licensor and shall provide for at least thirty (30) days prior written notice to said parties of the cancellation or substantial modification thereof. Such insurance may be obtained by Licensee in conjunction with a policy of products liability insurance which covers products other than Articles. Licensee shall deliver a certificate of such insurance to Licensor promptly upon issuance of said insurance policy and, from time to time upon reasonable request by Licensor, promptly shall furnish to Licensor evidence of the maintenance of


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said insurance policy. Nothing contained in this paragraph 14.2 shall be deemed to limit in any way the indemnification provisions of paragraph 14.1 above.

      15. Defaults

            15.1 If Licensee fails to make any payment due hereunder, (a) Licensee shall pay interest on the unpaid balance thereof from and including the date such payment becomes due until the date the entire amount is paid in full at a rate equal to the prime rate being charged in New York, New York, by Citibank, N.A. as of the close of business on the date the payment first becomes
due plus       percent ( %), and (b) if such default shall continue uncured for a period of fifteen (15) days thereafter, Licensor shall have the right to terminate this Agreement forthwith by written notice thereof to Licensee. If Licensee discontinues the manufacture and distribution of Articles for a period of sixty (60) or more days, if it exports Articles from the Territory or if it defaults on any obligation which is secured by a security interest in any Articles, Licensor shall have the right to terminate this Agreement forthwith by written notice thereof to Licensee. If Licensor fails or if Licensee otherwise fails to perform any of the terms, conditions, agreements or covenants in this Agreement on its part to be performed and (i) such default is not curable, or
(ii) such default is curable but continues uncured for a period of fifteen (15) days after notice thereof has been given to the defaulting party in writing by the other party or (iii) such


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default is curable, but not within fifteen (15) days, and the defaulting party is not diligently taking all steps necessary to cure the default as promptly as practicable, the other party, at its sole election, may terminate this Agreement forthwith by written notice thereof to the defaulting party.

            15.2 (a) In the event that Licensee files a petition in bankruptcy, is adjudicated a bankrupt or files a petition or otherwise seeks relief under or pursuant to any bankruptcy, insolvency or reorganization statute or proceeding, or if a petition in bankruptcy if filed against it or it becomes insolvent or makes an assignment for the benefit of its creditors or a custodian, receiver or trustee is appointed for it or a substantial portion of its business or assets, this Agreement shall terminate automatically and forthwith.

                  (b) No assignee for the benefit or creditors, custodian, receiver, trustee in bankruptcy, sheriff or any other officer of the court or official charged with taking over custody of Licensee's assets or business shall have any right to continue this Agreement or to exploit or in any way use the Licensed Mark if this Agreement terminates pursuant to paragraph 15.2 (a) above.

                  (c) Notwithstanding the provisions of paragraph 15.2 (b) above, in the event that, pursuant to the Bankruptcy Code or any amendment or successor thereto (the "Code"), a trustee in bankruptcy of Licensee or Licensee, as debtor, is permitted to assume this Agreement and does so and, thereafter, desires to

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assign this Agreement to a third party, which assignment satisfies the requirements of the Code, the trustee or Licensee, as the case may be, shall notify Licensor of same in writing. Said notice shall set forth the name and address of the proposed assignee, the proposed consideration for the assignment and all other relevant details thereof. The giving of such notice shall be deemed to constitute the grant to Licensor of an option to have this Agreement assigned to it or to its designee for such consideration, or its equivalent in money, and upon such terms as are specified in the notice. The aforesaid option may be exercised only by written notice given to the trustee or licensee, as the case may be, by Licensor within fifteen (15) days after Licensor's receipt of the notice from such party, or within such shorter period as may be deemed appropriate by the court in the bankruptcy proceeding. If Licensor fails to give its notice to such party within the said exercise period, such party may complete the assignment referred to in its notice, but only if such assignment is to the entity named in said notice and for the consideration and upon the terms specified therein. Nothing contained herein shall be deemed to preclude or impair any rights which Licensor may have as a creditor in any bankruptcy proceeding.

      16. Rights on Expiration or Termination

            16.1 In the event of termination in accordance with Section 15 above, Licensee shall pay to Licensor, (a) in addition to any Sales Royalty then owed to it pursuant to Section 9 above or

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otherwise and all Guaranteed Minimum Royalty due and payable and unpaid as of the date of termination, and (b) in addition to the Total Guaranteed minimum Royalty remaining unpaid for the balance of the term of this Agreement, and amount equal to any other actual damages Licensor may have suffered on account of such termination or the acts or omissions from which it resulted.

            16.2 Notwithstanding any termination in accordance with Section 15 above, Licensor shall have and hereby reserves all rights and remedies which it has, or which are granted to it by operation of law, to enjoin the unlawful of unauthorized use of the Licensed Mark or any violation by Licensee of the confidentiality obligations under Section 4 above (any of which injunctive relief may be sought in the courts, notwithstanding the arbitration provisions of this Agreement, and also may be sought prior to or in lieu of termination), to collect royalties payable by Licensee pursuant to this Agreement and to be compensated for damages for breach of this Agreement. In addition, nothing herein shall be deemed to prevent Licensor from bringing an action for damages prior to or in lieu of termination if a default in performance by Licensee occurs and is not cured timely in accordance with the provisions of Section 15 above.

            16.3 Upon the expiration or termination of this Agreement, Licensee immediately shall deliver to Licensor a complete and accurate schedule of Licensee's inventory of Articles and of related work in process then on hand (hereinafter referred to as "Inventory"). Such schedule shall be prepared as of the close of business on the date of such expiration or termination and shall reflect Licensee's cost of each such item. Licensor thereupon shall have the option, exercisable by notice in writing delivered to Licensee within thirty
(30) days after its receipt of the complete Inventory schedule, to purchase any or all of the Inventory for an amount equal to Licensee's Cost of the of the Inventory being purchased. In the event such notice is sent by Licensor, Licensee shall deliver to Licensor or its designee all of the Inventory referred to therein within five (5) days after Licensor's said notice. Licensor shall pay Licensee for such Inventory as is in marketable condition within sixty (60) days after its receipt thereof.

            16.4 If this agreement expires or is terminated other than pursuant to paragraph 15.2 (a) above and other than by Licensor pursuant to paragraph
15.1 above, Licensee shall be (a) Entitled, for an additional period of six (6) months only, on a non-exclusive basis, to sell and dispose of its Inventory. b) If at this time there are current goods in process licensee is allowed (6) six months after receipt of these goods to sell and dispose of this inventory. Such sales shall be made subject to all of the provisions of this Agreement and to an accounting for and the payment of Sales Royalty thereon. Such accounting and payment shall be due within thirty (30) days after the close of the said six (6) month period. Notwithstanding anything to the contrary herein, in the event that Licensor notifies Licensee of its desire

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to purchase any of the Inventory pursuant to paragraph 16.3 above, such notice shall apply only to that portion of the Inventory remaining on the date said notice is received by Licensee.

            16.5 Except as specifically provided in paragraph 16.4 above, on the expiration or termination of this Agreement, all of the rights of Licensee under this Agreement shall terminate forthwith and shall revert immediately to Licensor, all Sales Royalties on sales theretofore made shall become immediately due and payable and Licensee shall discontinue forthwith all use of the Licensed Mark, no longer shall have the right to use the Licensed Mark or any variation or simulation thereof and promptly shall transfer to Licensor, free of charge, all registrations, filings and rights with regard to the Licensed Mark which it may have possessed at any time. In addition, Licensee thereupon shall deliver to Licensor, free of charge, all samples of Articles and all sketches and other material in its possession which were designed or approved by Licensor and all labels, tags and other material in its possession with the Licensed Mark thereon. After the expiration or termination of this Agreement, Licensee shall not use or permit others to use any of said sketches and other material, or any variations or simulations thereof, in connection with products or any other merchandise.

      17. (Intentionally omitted)

      18. Representations and Warranties

            18.1 Licensor represents and warrants that it has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder. Licensor further represents and warrants that it has granted no other existing license to use the Licensed Mark on Products in the Territory and that it shall grant not such other license during the term of this agreement except in accordance with the provisions hereof.

            18.2 Licensee represents and warrants that it has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder.

      19. Notice

            19.1 All reports, approvals requests, demands and notices required or permitted by this Agreement to be given to a party shall be in writing and shall be deemed to be duly given if personally delivered, if mailed (by certified or registered mail, return receipt requested) or if sent by overnight mail or courier service such as Express Mail or Federal Express, which requires the addressee to acknowledge receipt thereof, to the party concerned at its address set forth on page 1 above (or at such other address as a party may specify by notice to the other).

      20. Travel Expenses

            20.1 Licensee shall reimburse Licensor for the travel expenses (i.e., first class airfare, lodgings, meals and local transportation) incurred by Licensor's personnel in connection with trips undertaken at Licensee's request or for purposes of meetings with Licensee.

      21. Assignability; Binding Effect

            21.1 The performance of Licensee hereunder is of a personal nature and, therefore, neither this Agreement nor the license or other rights granted hereunder may be assigned, sublicensed or transferred by Licensee and any such attempted assignment or sublicense, whether voluntary or by operation of law, directly or indirectly, shall be void and of no force or effect. The direct or indirect transfer or issuance of any shares of Licensee or the voting rights of such shares shall be deemed a violative assignment hereof if such transfer or issuance in any way shall limit or reduce the rights or ability of the current owners of Licensee to control the business and affairs of Licensee.

            21.2 This Agreement shall inure to the benefit of and shall be binding upon the parties, their respective successors, Licensor's transferees and assigns and Licensee's permitted transferees and assigns.

      22. Arbitration

            22.1 Except as specifically set forth in this Agreement, any and all disputes, controversies and claims arising out of or relating to this Agreement or concerning the respective rights or obligations hereunder of the parties hereto (except disputes, controversies and claims relating to or affecting in any way Licensor's ownership of or the validity of the Licensed Mark or any registration thereof, or any application for registration thereof (hereinafter referred to as "Licensed Mark Disputes") shall be settled and determined by arbitration in New York, New York before the Commercial Panel or the American Arbitration Association in accordance with and pursuant to the then existing Commercial Arbitration Rules. The arbitrators shall have the power to award specific performance or injunctive relief and reasonable attorneys' fees and expenses to any party in any such arbitration and the courts shall have similar power with regard to that injunctive relief sought by Licensor pursuant to paragraph 16.2 above and with regard to Licensed Mark Disputes ("Court Actions"). However, in any arbitration proceeding arising under this Agreement, the arbitrators shall not have the power to change, modify or alter any express condition, term or provision hereof, and to that extent the scope of their authority is limited. The arbitration award shall be final and binding upon the parties and judgement thereon may be entered in any court having jurisdiction thereof. The service of any notice, process, motion or other document in connection with an arbitration under this Agreement or for the enforcement of any arbitration award hereunder may be effectuated in the manner in which notices are to be given to a party pursuant to Section 19 above.

            22.2 (a) Any court Action shall be brought in New York, New York, in any court having jurisdiction thereof. Each of Licensor and Licensee hereby irrevocably submits to the jurisdiction of any of said courts in any Court Action and hereby waives any claim or defense of inconvenient forum.

                  (b) Each of Licensor and Licensee represents and warrants that it is not entitled to immunity from judicial proceedings and agrees that, should the other bring any Court Action, it will not claim any immunity from such proceedings for itself or with respect to its property.

      23. Miscellaneous

            23.1 Licensee shall not give away Articles or sell Articles in connection with any tie-in or promotional campaign relating to products other than Articles without the prior written consent of Licensor.

            23.2 Notwithstanding anything to the contrary contained in this Agreement, Licensor shall have the right, exercisable at any time, to negotiate and enter into agreements with third parties pursuant to which it may grant a license to use the Licensed Mark in connection with the manufacture, distribution and sale of Products in the Territory or provide consultation and design services with respect to products in the Territory, but only if, pursuant to such third party agreements, the collections of such products are not shipped prior to the termination of this Agreement. Nothing herein contained shall be construed to prevent any such third party licensee from showing such products and accepting orders therefor prior to the termination hereof.

            23.3 This Agreement shall be construed and interpreted in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State, contains the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, supersedes all prior oral or written understandings and agreements relating thereto and may not be modified, discharged or terminated, nor may any of the provisions hereof be waived, orally.

            23.4 Nothing herein contained shall be construed to constitute the parties hereto as partners or as joint venturers, or either as agent of the other, and Licensee shall have no power to obligate or bind Licensor in any manner whatsoever.

            23.5 No waiver by either party, whether express or implied, of any provision of this Agreement, or of any breach or default thereof, shall constitute a continuing waiver of such provision or of any other provision of this Agreement. Acceptance of payments by Licensor shall not be deemed a waiver by Licensor of a any violation of or default under any of the provisions of this Agreement by Licensee.

            23.6 If any provision or any portion of any provision of this Agreement shall be held to be void or unenforceable, the remaining provisions of this Agreement and the remaining portion of any provision held void or unenforceable in part shall continue in full force and effect.

            23.7 This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. If any words or phrases in this Agreement shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement shall be construed as if those words or phrases were never included in this Agreement, and no implication or inference shall be drawn from the fact that the words or phases were so stricken out or otherwise eliminated.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.



                                       HARVE BENARD LTD.



                                       by: /s/ Martin Holtzman Vice President
                                           ----------------------------------


                                       CHANUK, INC.,
                                       d/b/a DIPLOMAT OPTICAL



                                       by: /s/ Barry Budilov President
                                           ----------------------------------

                                                                12-31-91